UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2025 (November 14, 2025)
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UNION PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
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Utah	1-6075	13-2626465
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (402) 544-5000
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock (Par Value $2.50 per share)	UNP	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 14, 2025, Union Pacific Corporation (“Union Pacific”) held a special meeting of shareholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (the “Merger Agreement”) by and among Union Pacific, Norfolk Southern Corporation, a Virginia corporation (“Norfolk Southern”), Ruby Merger Sub 1 Corporation, a Virginia corporation and a direct wholly owned subsidiary of Union Pacific (“Merger Sub 1”), and Ruby Merger Sub 2 LLC, a Virginia limited liability company and a direct wholly owned subsidiary of Union Pacific (“Merger Sub 2”). Pursuant to the terms of the Merger Agreement, and subject to the satisfaction or waiver of the conditions specified therein, (i) Merger Sub 1 will merge with and into Norfolk Southern (the “First Merger”), with Norfolk Southern surviving the First Merger as a direct, wholly owned subsidiary of Union Pacific, and (ii) immediately thereafter, Norfolk Southern will merge with and into Merger Sub 2 (the “Second Merger” and together with the First Merger, the “Mergers”), with Merger Sub 2 surviving the Second Merger as a direct, wholly owned subsidiary of Union Pacific.

As of the close of business on October 6, 2025, the record date for the Special Meeting, there were 593,127,035 shares of common stock, par value $2.50 per share, of Union Pacific (“Union Pacific common stock”) issued and outstanding, each of which was entitled to one (1) vote for each proposal at the Special Meeting. At the Special Meeting, a total of 468,888,884 shares of Union Pacific common stock, representing approximately 79% of the shares of Union Pacific common stock outstanding and entitled to vote, were present virtually or represented by proxy, constituting a quorum to conduct business.

At the Special Meeting, Union Pacific shareholders considered the following matters:

•the proposal to approve the issuance of Union Pacific common stock pursuant to the Merger Agreement (the “Share Issuance Proposal”); and

•the proposal to adjourn the Special Meeting from time to time, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Share Issuance Proposal (the “Adjournment Proposal”).

Each of the proposals were approved by the requisite vote of Union Pacific shareholders. The final voting results for each proposal are described below. For more information on the Share Issuance Proposal and the Adjournment Proposal, see the final prospectus filed by Union Pacific with the Securities and Exchange Commission on October 1, 2025.

Proposal 1 – The Share Issuance Proposal

The Shareholders approved the issuance of Company common stock, par value $2.50 per share, pursuant to the Merger Agreement by and among the Company, Merger Sub 1, Merger Sub 2, and Norfolk Southern, as may be amended from time to time (the Share Issuance Proposal), by the following count:

Votes For	Votes Against	Abstentions
465,888,036	2,214,119	786,729

Proposal 2 – The Union Pacific Adjournment Proposal

The Shareholders approved, the adjournment of the Meeting from time to time, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Meeting to approve the Share Issuance Proposal, by the following count:

Votes For	Votes Against	Abstentions
443,263,243	24,770,175	855,466

With respect to the Adjournment Proposal, although there were sufficient votes to approve the Adjournment Proposal, no motion to adjourn was made because the adjournment of the Special Meeting was determined not to be necessary or appropriate.

Pursuant to the terms of the Merger Agreement, the completion of the Mergers remains subject to various conditions, including the receipt of certain regulatory approvals.

Item 8.01 Other Events.

On November 14, 2025, Union Pacific issued a press release announcing the results of the Special Meeting. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Exhibit 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release of Union Pacific, dated November 14, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 17, 2025

UNION PACIFIC CORPORATION

By:	/s/ Christina B. Conlin
Christina B. Conlin
Senior Vice President, Chief Legal Officer, and
Corporate Secretary